DELAWARE POOLED TRUST

Registration No. 811-06322
FORM N-SAR
Semiannual Period Ended April 30, 2014

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At a Joint Special Meeting of Shareholders of Delaware Pooled Trust (the "Trust"), on behalf of each of The Focus Smid-Cap Growth Equity, The Large-Cap Growth Equity and The Select 20 Portfolios (each, a "Portfolio" and collectively, the " Portfolios"), held on Friday, May 16, 2014, the shareholders of each Portfolio voted to approve an investment sub-advisory agreement between Delaware Management Company, the Portfolios? investment manager (DMC), and Jackson Square Partners, LLC (JSP). JSP, a Delaware limited liability company, is a joint venture between Delaware Investments Advisers Partner, Inc., an affiliate of DMC, and California Street Partners, LLC, a Delaware limited liability company. JSP is comprised of the portfolio managers responsible for managing all or part of each Portfolio (the ?Focus Growth Team?). In connection with the transition of the Focus Growth Team into JSP, the Focus Growth Team became owners and officers of JSP, and continues to provide portfolio management services to the Portfolios pursuant to the investment sub-advisory agreement.

The following proposals were submitted for a vote of the shareholders:

1. To approve an investment sub-advisory agreement.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

The Focus Smid-Cap Growth Equity Portfolio

Shares Voted For 1,433,045
Percentage of Outstanding Shares 59.12%
Percentage of Shares Voted 100.00%

Shares Voted Against 0
Percentage of Outstanding Shares 0.00%
Percentage of Shares Voted 0.00%

Shares with Authority Withheld 0
Percentage of Outstanding Shares 0.00%
Percentage of Shares Voted 0.00%

The Large-Cap Growth Equity Portfolio

Shares Voted For 9,351,889
Percentage of Outstanding Shares 57.08%
Percentage of Shares Voted 100.00%

Shares Voted Against 0
Percentage of Outstanding Shares 0.00%
Percentage of Shares Voted 0.00%

Shares with Authority Withheld 0
Percentage of Outstanding Shares 0.00%
Percentage of Shares Voted 0.00%

The Select 20 Portfolio

Shares Voted For 6,473,552
Percentage of Outstanding Shares 60.78%
Percentage of Shares Voted 100.00%

Shares Voted Against 0
Percentage of Outstanding Shares 0.00%
Percentage of Shares Voted 0.00%

Shares with Authority Withheld 0
Percentage of Outstanding Shares 0.00%
Percentage of Shares Voted 0.00%

SUB-ITEM 77D: Policies with respect to security investments

On November 20-21, 2013, the Board of Trustees of Delaware Pooled Trust (the ?Registrant?) voted to approve certain changes related to The Focus Smid-Cap Growth Equity Portfolio, The High-Yield Bond Portfolio, The International Equity Portfolio, The Labor Select International Equity Portfolio, The Large-Cap Growth Equity Portfolio, The Real Estate Investment Trust Portfolio II, and The Select 20 Portfolio (collectively, the ?Portfolios?) investment strategies. These changes include: (i) increasing the limitation on investments in emerging markets securities for The Focus Smid-Cap Growth Equity Portfolio from 5% to 10% of total assets; (ii) increasing the limitation on investments in emerging markets securities for The High-Yield Bond Portfolio from 10% to 20% of total assets; (iii) increasing the limitation on investments in emerging markets securities for The International Equity Portfolio from 5% to 10% of total assets; (iv) increasing the limitation on investments in emerging markets securities for The Labor Select International Equity Portfolio from 5% to 10% of total assets; (v) increasing the limitation on investments in emerging markets securities for The Large-Cap Growth Equity Portfolio from 5% to 10% of total assets; (vi) increasing the limitation on investments in emerging markets securities for The Real Estate Trust Portfolio from 5% to 10% of total assets; and (vii) increasing the limitation on investments in emerging markets securities for The Select 20 Portfolio from 5% to 10% of total assets. The changes to the Portfolio?s investment strategies are incorporated herein by reference to the Registrant?s prospectus for the Portfolio dated February 28, 2014, as filed with the Securities and Exchange Commission on February 28, 2014 (SEC Accession No. 0001206774-14-000673).

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

Two (2) transactions for the semiannual period ended April 30, 2014 effected pursuant to Rule 10f-3, attached as Exhibits.
WS: MFG_Philadelphia: 878741: v1

WS: MFG_Philadelphia: 867281: v1